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Exhibit (a)(1)(C)

        Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of

Tangoe, Inc.

at
$6.50 NET PER SHARE
Pursuant to the Offer to Purchase
by

TAMS Inc.

a wholly owned subsidiary of

Asentinel, LLC

(Not to be used for signature guarantees)

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON JUNE 13, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) Share Certificates (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the "Depositary") on or prior to the expiration of the Offer. This form may be transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares"—of the Offer to Purchase. The procedures for guaranteed delivery may not be used during any subsequent offering period.

The Depositary for the Offer to Purchase is:

If delivering by hand, express mail, courier, or other expedited service:	By mail:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 (toll free) or (718) 921-8317
Facsimile: (718) 234-5001

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares"—of the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. As used herein, "Share Certificates" refers to certificates of shares of Common Stock.

Ladies and Gentlemen:

        The undersigned hereby tenders to TAMS Inc., a Delaware corporation and a wholly owned subsidiary of Asentinel, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 12, 2017 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the "Common Stock"), of Tangoe, Inc., a Delaware corporation (the "Company") (each share of Common Stock is referred to herein as a "Share"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s):
Certificate No(s). (if available)(1):

(please type or print)

Address(es)

☐ Check if securities will be tendered by book-entry transfer Name of Tendering Institution:

(zip code)

Area Code and Telephone No.(s):
DTC Account No.:

Signature(s)
Dated: , 2017

Note: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

 GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, an Eligible Institution (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares"—of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees to deliver to the Depositary Share Certificates, in proper form for transfer, or all tendered Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2—"Acceptance for Payment and Payment for Shares"—of the Offer to Purchase), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares"—of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

Name of Firm:
Address:

(Authorized Signature)
Name:

(please type or print)
Title:

Area Code and
Tel. No:

Dated: , 2017

Note:    Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

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  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantees)